POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Prelude Therapeutics Incorporated's Chief Financial Officer and the Chief Legal Officer and each of them, as their true and lawful attorney-in- fact to:
            (1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as a representative of Prelude Therapeutics Incorporated (the "Company"), any and all Form ID, or Form 3, 4 or 5 reports and any amendments thereto required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder with respect to transactions in the Company's securities;
            (2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form ID, or Form 3, 4 or 5 report and any amendments thereto and timely file such report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and
            (3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.
      The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to each such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering and filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and each such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.


      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date set forth below.


Signature: /s/ Krishna Vaddi



Printed Name: Krishna Vaddi



Date: February 3, 2025